Exhibit 99.1

Cell Therapeutics Reaches Agreement to Reacquire Rights to Two Anti-Cancer Compounds

SEATTLE, January 13, 2014–Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) today announced that it has reached an agreement with Novartis to reacquire rights to two anti-cancer compounds — pixantrone (PIXUVRI®) and paclitaxel poliglumex (OpaxioTM). Under the terms of the previous agreement, CTI has been responsible for development and commercialization activities and expenses for both compounds to date. Upon the effective date of termination, CTI will regain all rights that had been granted to Novartis. In exchange for Novartis’ agreement to return such rights to CTI, CTI has agreed to make certain potential payments to Novartis based on sales of Opaxio and PIXUVRI and on any sublicense and certain other amounts payable to CTI.

“We are pleased that Novartis and CTI were able to reach a mutually beneficial agreement regarding rights to PIXUVRI and Opaxio,” stated James A. Bianco, M.D., CTI’s President and CEO. “Regaining full rights to these two anti-cancer agents — one currently marketed in Europe and the other completing late-stage development — provides us with the flexibility to manage these assets within the context of our overall product portfolio strategy. PIXUVRI is a first-in-class aza-anthracenedione with unique structural and physiochemical properties and the first approved therapy in the European Union for the treatment of patients with multiply relapsed or refractory aggressive B-cell non-Hodgkin lymphoma. Opaxio is completing Phase 3 development as maintenance therapy in patients with ovarian cancer and is also being studied in Phase 2 trials for patients with malignant brain cancer. We believe these drugs could have an important impact in the treatment of patients with cancer.”

About PIXUVRI

PIXUVRI® (pixantrone) is a novel aza-anthracenedione with unique structural and physiochemical properties. Unlike related compounds, PIXUVRI forms stable DNA adducts and in preclinical models has superior anti-lymphoma activity compared to related compounds. PIXUVRI was structurally designed so that it cannot bind iron and perpetuate oxygen radical production or form a long-lived hydroxyl metabolite — both of which are the putative mechanisms for anthracycline induced acute and chronic cardiotoxicity. These novel pharmacologic properties allow PIXUVRI to be administered to patients with near maximal lifetime exposure to anthracyclines without unacceptable rates of cardiotoxicity.

In May 2012, the European Commission (EC) granted conditional marketing authorization for PIXUVRI as a monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive NHL. The benefit of PIXUVRI treatment has not been established in patients when used as fifth line or greater chemotherapy in patients who are refractory to last therapy. The Summary of Product Characteristics (SmPC) has the full prescribing information, including the safety and efficacy profile of PIXUVRI in the approved indication. The SmPC is available at www.pixuvri.eu.

CTI is currently accruing patients into a Phase 3 trial comparing PIXUVRI and rituximab with gemcitabine and rituximab in the setting of aggressive B-cell NHL. PIXUVRI does not have marketing approval in the United States.

About Opaxio

Opaxio™ (paclitaxel poliglumex) is an investigational, biologically-enhanced chemotherapeutic that links paclitaxel, the active ingredient in Taxol®, to a biodegradable polyglutamate polymer, which results in a new chemical entity. When bound to the polymer, paclitaxel is inactive, potentially sparing normal tissue’s exposure to high levels of paclitaxel and its associated toxicities. Blood vessels in tumor tissue, unlike blood vessels in normal tissue, are porous to macromolecules such as Opaxio. Based on preclinical studies, it appears that Opaxio is preferentially distributed to tumors due to their leaky blood vessels and trapped in the tumor bed, thereby allowing significantly more of the dose of chemotherapy to localize in the tumor than with standard paclitaxel. Once inside the tumor cell, enzymes metabolize the protein polymer, releasing active paclitaxel. Unlike standard radiosensitizing agents, Opaxio appears tumor selective and does not appear to enhance radiation toxicity to normal tissues.

About Cell Therapeutics, Inc.

CTI (NASDAQ and MTA: CTIC) is a biopharmaceutical company committed to the development and commercialization of an integrated portfolio of oncology products aimed at making cancer more treatable. CTI is headquartered in Seattle, WA. For additional information and to sign up for email alerts and get RSS feeds, please visit www.CellTherapeutics.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding CTI’s expectations with respect to the development of the Company and its product and product candidate portfolio, the anticipated benefits and strategic flexibility expected to result from CTI having regained the rights described herein, that PIXURI and Opaxio could have an important impact in the treatment of patients with cancer, that Opaxio may be preferentially distributed to tumors due to their leaky blood vessels and trapped in the tumor bed, thereby allowing significantly more of the dose of chemotherapy to localize in the tumor than with standard paclitaxel, and that Opaxio may be tumor selective and may not enhance radiation toxicity to normal tissues. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks that PIXUVRI may fail to prove safe and effective for the treatment of relapsed or refractory NHL and/or other tumors; that results in future studies or actual results of PIXUVRI may differ from the results of past studies; that CTI may not be able complete a post-marketing study aimed at confirming the clinical benefit observed in the PIX301 trial; that the conditional marketing authorization for PIXUVRI may not be renewed; that CTI may not obtain favorable reimbursement or pricing determinations for PIXUVRI in certain markets in the E.U. as planned, and risks associated with the biopharmaceutical industry in general and with CTI and its product and product candidate portfolio in particular including, among others, risks associated with the following: that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials, that CTI may not obtain favorable determinations by other regulatory, patent and administrative governmental authorities, that CTI may experience delays in the commencement of preclinical and clinical studies, risks related to the costs of developing, producing and selling PIXUVRI, Opaxio, and CTI’s other product candidates, and other risks, including, without limitation, competitive factors, technological developments, that CTI’s operating expenses continue to exceed its net revenues, that CTI may not be able to sustain its current cost controls or further reduce its operating expenses, that CTI may not achieve previously announced goals and objectives as or when projected, that CTI’s average net operating burn rate may increase, that CTI will continue to need to raise capital to fund its operating expenses, but may not be able to raise sufficient amounts to fund its continued operation as well as other risks listed or described from time to time in CTI’s most recent filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. Except as required by law, CTI does not intend to update any of the statements in this press release upon further developments.

PIXUVRI is a registered trademark and Opaxio is a trademark of Cell Therapeutics, Inc. All other trademarks are the property of their respective owners.

Source: Cell Therapeutics, Inc.

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Contacts:

Monique Greer

+1 206-272-4343

mgreer@ctiseattle.com

Ed Bell

+1 206-282-7100

ebell@ctiseattle.com

In Europe:

CTI Life Sciences Limited, Milan Branch

Laura Villa

+39 02 89659706

lvilla@cti-lifesciences.com

CTI_EUInvestors@CTI-Lifesciences.com